UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☐	Soliciting Material Pursuant to §240.14a-12

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200
April 14, 2020
Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2020 Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc., to be held on June 9, 2020 at 3:00 p.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612. We look forward to your attendance.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by our stockholders, including the election of five directors and the ratification of the appointment of our independent registered public accounting firm.
A report on our initial public offering and portfolio of properties will also be presented at the 2020 Annual Meeting of Stockholders, and our stockholders will have an opportunity to ask questions.
None of our stockholders own more than 5% of the total aggregate shares of our Class T and Class I common stock issued and outstanding and entitled to vote, so every stockholder’s vote is important and assists us in establishing the necessary quorum to conduct business at the 2020 Annual Meeting of Stockholders. Regardless of the number of shares of our common stock you own, it is very important that your shares be represented at the 2020 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2020 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it in the accompanying self-addressed, postage-paid return envelope. You also may authorize a proxy via the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903. Please follow the directions provided in the proxy statement. This will not prevent you from attending and voting in person at the 2020 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2020 Annual Meeting of Stockholders.
Although the 2020 Annual Meeting of Stockholders is currently scheduled to occur at the date, time and location stated above, we are currently monitoring matters related to the novel coronavirus (COVID-19) pandemic. Accordingly, we may determine that it is in the best interest of our stockholders to change the date, time or location of the 2020 Annual Meeting of Stockholders, including the possibility of changing to a “virtual” meeting instead of holding the meeting at a physical location. If we determine to make such a change, we will make a public announcement in advance, and details on how to participate will be set forth in a press release issued by us and available at http://www.healthcarereitiv.com.
YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.
Sincerely,
Jeffrey T. Hanson
Chief Executive Officer and Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2020
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc., a Maryland corporation, will be held on June 9, 2020 at 3:00 p.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:

1.
to consider and vote upon the election of five directors, each to hold office for a one-year term expiring at the 2021 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies;

2.	to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

3.	to transact such other business as may properly come before the 2020 Annual Meeting of Stockholders or any adjournments or postponements thereof.
These proposals are discussed in the following pages, which are made part of this notice. Our stockholders of record at the close of business on March 20, 2020 are entitled to vote at the 2020 Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc. We reserve the right, in our sole discretion, to adjourn or postpone the 2020 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.
In addition, although the 2020 Annual Meeting of Stockholders is currently scheduled to occur at the date, time and location stated above, we are currently monitoring matters related to the novel coronavirus (COVID-19) pandemic. Accordingly, we may determine that it is in the best interest of our stockholders to change the date, time or location of the 2020 Annual Meeting of Stockholders, including the possibility of changing to a “virtual” meeting instead of holding the meeting at a physical location. If we determine to make such a change, we will make a public announcement in advance, and details on how to participate will be set forth in a press release issued by us and available at http://www.healthcarereitiv.com.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 9, 2020.
The proxy statement and annual report to stockholders are available at https://www.proxyvote.com.
You may obtain directions to attend the 2020 Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc. by calling 1 (949) 270-9217.
Please sign and date the accompanying proxy card and return it promptly in the accompanying self-addressed, postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903. Instructions are included with the proxy card. If you attend the 2020 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.
By Order of the Board of Directors,

Cora Lo, Esq.
Assistant General Counsel and Secretary
April 14, 2020

i

PROXY STATEMENT
The accompanying proxy is solicited by the Board of Directors of Griffin-American Healthcare REIT IV, Inc., or Griffin-American Healthcare REIT IV, for use in voting at the 2020 Annual Meeting of Stockholders, or the annual meeting, to be held on June 9, 2020 at 3:00 p.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being distributed to stockholders entitled to vote on or about April 14, 2020.
Although the 2020 Annual Meeting of Stockholders is currently scheduled to occur at the date, time and location stated above, we are currently monitoring matters related to the novel coronavirus (COVID-19) pandemic. Accordingly, we may determine that it is in the best interest of our stockholders to change the date, time or location of the 2020 Annual Meeting of Stockholders, including the possibility of changing to a “virtual” meeting instead of holding the meeting at a physical location. If we determine to make such a change, we will make a public announcement in advance, and details on how to participate will be set forth in a press release issued by us and available at http://www.healthcarereitiv.com.
About the Meeting
What is the purpose of the annual meeting?
At the annual meeting, stockholders will be asked to: (i) consider and vote upon the election of five directors, each to hold office for a one-year term expiring at the 2021 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; (ii) consider and vote upon the ratification of the appointment of Deloitte & Touche LLP, or Deloitte & Touche, as our independent registered public accounting firm for the year ending December 31, 2020; and (iii) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Management will report on the status of our portfolio of properties and will respond to questions from stockholders. In addition, representatives of Deloitte & Touche, our independent registered public accounting firm, are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.
What is our Board of Directors’ voting recommendation?
Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors unanimously recommends that: (i) you vote your shares “FOR” each of the nominees to our Board of Directors; and (ii) you vote your shares “FOR” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2020. No director has informed us that he or she intends to oppose any action intended to be taken by us.
What happens if additional proposals are presented at the annual meeting?
Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.
Who is entitled to vote?
Only stockholders of record at the close of business on March 20, 2020, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they hold on that date at the annual meeting or any adjournments or postponements thereof. As of the record date, we had an aggregate of 80,574,630 shares of our Class T and Class I common stock issued and outstanding and entitled to vote. Each outstanding share of our common stock, regardless of share class, entitles its holder to cast one vote on each proposal to be voted on at the annual meeting.

What constitutes a quorum?
If holders of at least 50.0% of the aggregate Class T and Class I shares of our common stock outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.
How do I vote my shares at the annual meeting?
Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed, postage-paid return envelope. Completed proxy cards must be received by June 8, 2020.
Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at https://www.proxyvote.com until 11:59 p.m. Eastern Daylight Saving Time on June 8, 2020.
Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1 (800) 690-6903 until 11:59 p.m. Eastern Daylight Saving Time on June 8, 2020.
Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone or the Internet?
If you are a stockholder of record as of March 20, 2020, you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for telephone or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.
If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.
What vote is required to approve each proposal that comes before the annual meeting?
To elect the director nominees, the affirmative vote of a majority of the shares of our common stock, together as a single class, present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. To ratify the appointment of Deloitte & Touche, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees but will have no impact on the proposal to ratify the appointment of Deloitte & Touche.
Will my vote make a difference?
Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of shares of our common stock. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. THEREFORE, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of Griffin-American Healthcare REIT IV and welcome your attendance at the annual meeting.
Who will bear the costs of soliciting proxies for the meeting?
Griffin-American Healthcare REIT IV will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate paying Broadridge Financial Solutions, Inc. approximately $41,000 for such services. In addition to the distribution of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities.

We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.
Who should I call if I have any questions?
If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:
Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, New York 11717
Griffin-American Healthcare REIT IV, Inc.
Call toll-free: 1 (855) 976-3325

PROPOSAL FOR
ELECTION OF DIRECTORS
(Proposal No. 1)
Background
Our Board of Directors currently consists of five directors. Our charter and bylaws provide for a minimum of three and a maximum of 15 directors and that our directors each serve a term of one year, but may be re-elected. Our Board of Directors has nominated Jeffrey T. Hanson, Richard S. Welch, Brian J. Flornes, Dianne Hurley and Wilbur H. Smith III, each for a term of office commencing on the date of the 2020 Annual Meeting of Stockholders and ending on the date of the 2021 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies. Each of Messrs. Hanson, Welch, Flornes and Smith and Ms. Hurley currently serves as a member of our Board of Directors.
Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR each of the nominees for the directors named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on our Board of Directors for a one-year term ending on the date of the 2021 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors, the executive officers or other key officers of Griffin-American Healthcare REIT IV. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees agreed to serve as our directors if elected; provided, however, that Mr. Welch was designated by Colony Capital, Inc., or Colony Capital, pursuant to an agreement between Colony Capital and American Healthcare Investors, LLC, or American Healthcare Investors.
Director Qualifications
We believe that our Board of Directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of our stockholders. Furthermore, we believe our Board of Directors should be comprised of persons with skills in areas such as: finance, real estate, leadership of business organizations and legal matters.
In addition to the targeted skill areas as noted above, we endeavor to select members of our Board of Directors which have a strong record of achievement in key knowledge areas that are critical for directors to add value to our Board of Directors, including:

•	Strategy — knowledge of our business model, the formulation of corporate strategies, knowledge of key competitors and markets;

•	Relationships — understanding how to interact with investors, accountants, attorneys, management companies and markets in which we operate; and

•	Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues and marketing.
Information about Director Nominees
Jeffrey T. Hanson, age 49, has served as our Chief Executive Officer and Chairman of the Board of Directors since January 2015. He is also one of the founders and owners of AHI Group Holdings, LLC, or AHI Group Holdings, an investment management firm that owns a 47.1% controlling interest in American Healthcare Investors. Since December 2014, Mr. Hanson has also served as Managing Director of American Healthcare Investors, which serves as one of our co-sponsors and indirectly owns a majority interest in Griffin-American Healthcare REIT Advisor IV, LLC, or our advisor. Mr. Hanson has also served as Chief Executive Officer and Chairman of the Board of Directors of Griffin-American Healthcare REIT III, Inc., or GA Healthcare REIT III, since January 2013 and previously served as Chief Executive Officer and Chairman of the Board of Directors of Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, from January 2009 to December 2014. He also served as Executive Vice President of Griffin-American Healthcare REIT Sub-Advisor,

LLC, or Griffin-American Healthcare REIT Advisor, from November 2011 to December 2014. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, or Grubb & Ellis Healthcare REIT Advisor, from January 2009 to November 2011 and as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, from June 2009 to November 2011. He also served as the President and Chief Investment Officer of Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, from January 2008 and November 2007, respectively, until November 2011. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company, or Grubb & Ellis, from December 2007 to November 2011 and served as Chief Investment Officer of several investment management subsidiaries within Grubb & Ellis’ organization from July 2006 to November 2011. From 1997 to July 2006, prior to Grubb & Ellis’ merger with NNN Realty Advisors, Inc. in December 2007, Mr. Hanson served as Senior Vice President with Grubb & Ellis’ Institutional Investment Group in the firm’s Newport Beach office. While with that entity, he managed investment sale assignments throughout the Western United States, with a significant focus on leading acquisitions and dispositions on healthcare-related properties, for major private and institutional clients. During that time, he also served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Additionally, from December 2015 to November 2016, Mr. Hanson served as a member of the board of directors of Trilogy Investors, LLC, or Trilogy. Mr. Hanson received a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.
Our Board of Directors selected Mr. Hanson to serve as a director because he is our Chief Executive Officer and has served in various executive roles with a focus on property management and property acquisitions. Mr. Hanson has insight into the development, marketing, finance, and operations aspects of our company. He has knowledge of the real estate and healthcare industries and relationships with chief executives and other senior management at real estate and healthcare companies. Our Board of Directors believes that Mr. Hanson brings an important perspective to our Board of Directors.
Richard S. Welch, age 49, has served as one of our directors since January 2018. Mr. Welch has also served on the Executive Committee of American Healthcare Investors since April 2017, and on the investment committee of our advisor since April 2017. Mr. Welch has served as a Managing Director at Colony Capital, located in Los Angeles, California, responsible for managing certain financial and operational aspects of Colony Capital’s investment portfolio and operating businesses, which have included various healthcare investments, since July 2007. Beginning in April 2017, Mr. Welch assumed oversight of Colony Capital’s healthcare portfolio. Prior to joining the Colony Capital business in 2005, Mr. Welch was a Vice President in the Investment Banking Division of Goldman, Sachs & Co., focusing on mergers and acquisitions and debt and equity financings for companies in the real estate, retail, and consumer product industries. Mr. Welch has also served as an independent director and member of the audit and compensation committees of BBQ Holdings, Inc. (NASDAQ: BBQ) since May 2018. Mr. Welch received a B.S. degree in Accounting from University of Southern California and an M.B.A. degree from The Wharton School, University of Pennsylvania and is a Certified Public Accountant in the State of California (inactive).
Our Board of Directors selected Mr. Welch to serve as a director due to his many years of experience in commercial real estate, as well as debt and equity financing. Mr. Welch’s extensive knowledge of managing and operating real estate investment portfolios, including in the healthcare industry, and capital markets expertise are significant assets to our company. Based on Mr. Welch’s experience, our Board of Directors believes that Mr. Welch brings valuable business skills to our Board of Directors.
Brian J. Flornes, age 56, has served as one of our independent directors since February 2016. Mr. Flornes served as the Chief Executive Officer of Vintage Senior Living, or Vintage, from June 2010 to September 2018, having co-founded the company in 1998 and served as its Co-Chief Executive Officer from inception to June 2010. Vintage, located in Newport Beach, California, owned and operated senior housing communities specializing in independent senior living, assisted living and memory care services for Alzheimer’s and other dementia with 24 communities in California and Washington. Vintage grew to be one of the largest assisted living providers in California and consistently ranked in the “Top 50” owners and operators of senior housing across the nation, according to the Assisted Living Federation of America. Vintage sold the majority of its portfolio of communities in 2016, which encompassed in excess of 3,200 resident units with more than 2,000 associates. Since February 2006, Mr. Flornes has been responsible for a direct joint-venture relationship with one of the nation’s largest pension funds. The joint venture, with $325 million of committed capital, has acquired 19 senior living communities and net asset value has grown to more than 2.5 times invested capital. From 1995 to 1998, Mr. Flornes served as Founder and Principal of American Housing Concepts, a real estate development firm directly associated with ARV Assisted Living, one of the largest senior living providers in the early 1990s. Prior to American Housing Concepts, Mr. Flornes served in several roles and ultimately as President of Development, from 1992 to 1995, of ARV Assisted Living. Throughout his career, Mr. Flornes has directly contributed to the acquisition and development of more than 8,000 units of senior living in 11 states and has been responsible for $1.5 billion in financing. Mr. Flornes was a longstanding member of the American Senior

Housing Association and also served on the board of the California Assisted Living Association. Mr. Flornes is a member of the World Presidents’ Organization. Mr. Flornes received a B.A. degree in Communication as well as an M.B.A. degree from Loyola Marymount University.
Our Board of Directors selected Mr. Flornes to serve as a director because of his particular experience with the acquisition, development, operation and financing of healthcare-related properties and senior housing communities. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to his 30 years of industry experience managing all aspects of senior living. Mr. Flornes’ vast real estate experience in senior living also enhances his ability to contribute insight on achieving our investment objectives. Our Board of Directors believes that this experience will bring valuable knowledge and operational expertise to our Board of Directors.
Dianne Hurley, age 57, has served as one of our independent directors and our audit committee chairwoman since February 2016. Ms. Hurley has also served as an independent director and audit committee chairwoman of CC Real Estate Income Fund located in New York, New York, since March 2016. From August 2016 until its sale in October 2019, Ms. Hurley served as an independent director and nominating and corporate governance committee member of NorthStar Realty Europe, located in New York, New York. She also served as an independent director and audit committee member of NorthStar/RXR New York Metro Income, Inc. from February 2015 until December 2018. Ms. Hurley serves as the Chief Administrative Officer of A&E Real Estate, located in New York, New York, an owner/operator of multifamily properties in the New York City Metropolitan area, where she has worked on the firm’s business and administrative management since March 2017. Since January 2015, Ms. Hurley has worked as an operational consultant to startup asset management firms including Stonecourt Capital LP, located in New York, New York, a middle-market growth private equity firm, and Imperial Companies, located in New York, New York, a real estate private investment firm. Previously, Ms. Hurley served from November 2011 to January 2015 as Managing Director of SG Partners, located in New York, New York, a boutique executive search firm, where her responsibilities included business development, private equity, hedge fund, real estate, and investor relations recruiting efforts. From September 2009 to November 2011, Ms. Hurley served as the Chief Operating Officer, Global Distribution, at Credit Suisse Asset Management, where she was responsible for overall management of the sales business, strategic initiatives, financial and client reporting and regulatory and compliance oversight. From 2004 to September 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon Capital, where she was responsible for investor relations and fundraising, human capital management, compliance policy implementation, joint venture real estate investments and corporate real estate. Earlier in her career, Ms. Hurley worked in real estate and corporate finance at Edison Schools Inc. and in the real estate department at Goldman Sachs. Ms. Hurley holds a B.A. degree from Harvard University in Cambridge, Massachusetts and an M.B.A. degree from Yale School of Management, New Haven, Connecticut.
Our Board of Directors selected Ms. Hurley to serve as a director in part due to her financial expertise, particularly in the real estate industry. Our Board of Directors believes that her service on the board of directors of a real estate investment trust, or REIT, and other companies in the commercial real estate industry, as well as her regulatory and compliance experience, will bring valuable insight to us, particularly in her role as the audit committee chairwoman and audit committee financial expert. With her extensive background in real estate finance and real estate operations, Ms. Hurley brings valuable business skills to our Board of Directors.
Wilbur H. Smith III, age 47, has served as one of our independent directors since February 2016. Mr. Smith is the Chief Executive Officer, President and Founder of Greenlaw Partners, LLC, a full-service real estate development and operating company, and Greenlaw Management, Inc., a commercial property management company, collectively known as Greenlaw, which are located in Irvine, California and which he founded in March 2003. Mr. Smith personally oversees all aspects of Greenlaw’s acquisition, operations and investment development/redevelopment programs. Since inception and under Mr. Smith’s leadership, Greenlaw has completed in excess of $5.0 billion in acquisitions and dispositions of commercial real estate properties. The majority of Greenlaw assets have been in joint ventures with leading global institutional groups including Walton Street, Westbrook, Cigna, UBS, Guggenheim, Cross Harbor and Cerberus. Currently, Greenlaw owns and manages a joint venture portfolio in California approaching $3.0 billion in value that has approximately 10,000,000 square feet of buildings primarily comprised of office, industrial, retail, medical office and multifamily assets. Prior to Greenlaw, Mr. Smith served as Vice President of Newport Beach based Makar Properties from 1999 to 2003. Mr. Smith also served as Trustee of Partners Real Estate Investment Trust from June 2013 to December 2013 and since 2012 has served on the Board of California Waterfowl Association. Mr. Smith is an active member of Young Presidents Organization (YPO) and currently serves on the board of the Orange County Gold Chapter. In addition, Mr. Smith is a founding member of Tiger21 Orange County Chapter and sits on the executive board of the University of Southern California Lusk Center for Real Estate as well as on the University of Southern California Price School of Public Policy Advisory Board for the Bachelor of Science in Real Estate Development. Mr. Smith is a licensed California real estate broker and received a B.S. degree in Agriculture from

California Polytechnic State University, San Luis Obispo, and earned a Master’s degree in Real Estate Development from the University of Southern California.
Our Board of Directors selected Mr. Smith to serve as a director due to his vast experience in the acquisition, operations, investment and disposition of commercial real estate as well as his experience with a number of leading global institutions through joint ventures, matching acquisitions with the appropriate investment structures/channels. Mr. Smith’s experience in the commercial real estate industry, capital markets and real estate operations enhances his ability to contribute to our investment strategies and help us achieve our investment objectives. Our Board of Directors believes his executive experience in the real estate industry will bring strong financial and operational expertise to our Board of Directors.
Vote Required
The proposal to elect the director nominees requires that a majority of the shares of our common stock, together as a single class, present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. For purposes of the proposal to elect the director nominees, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes against the proposal. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR” a nominee will be considered a vote in favor of the proposal to elect the director nominee to which it applies. A properly executed proxy card, or instruction by telephone or the Internet, indicating “WITHHOLD” will be considered a vote against the director nominee to which it applies.
Our Board of Directors recommends a vote FOR ALL of the nominees for election as directors.

EXECUTIVE OFFICERS
Information regarding our executive officers is set forth below. Each of our executive officers has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her appointment as an executive officer.
For biographical information regarding Mr. Hanson, our Chief Executive Officer and Chairman, see “Proposal for Election of Directors — Information about Director Nominees” above.
Danny Prosky, age 55, has served as our President and Chief Operating Officer since January 2015. Mr. Prosky also served as our Interim Chief Financial Officer from October 2015 to June 2016. He is also one of the founders and owners of AHI Group Holdings. Since December 2014, Mr. Prosky has also served as Managing Director of American Healthcare Investors. Mr. Prosky has also served as President and Chief Operating Officer of GA Healthcare REIT III since January 2013, as its Interim Chief Financial Officer from August 2015 to June 2016, and as one of its directors since December 2014. Mr. Prosky previously served as President, Chief Operating Officer and a director of GA Healthcare REIT II from January 2009 to December 2014 and as Executive Vice President of Griffin-American Healthcare REIT Advisor from November 2011 to December 2014. He served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT Advisor from January 2009 to November 2011 and as Executive Vice President and Secretary of Grubb & Ellis Equity Advisors Property Management, Inc. from June 2011 to November 2011. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors from September 2009 to November 2011, having served as Executive Vice President, Healthcare Real Estate and Managing Director, Healthcare Properties of several investment management subsidiaries within the Grubb & Ellis organization from March 2006 to November 2011, and was responsible for all medical property acquisitions, management and dispositions. He served as the Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) from April 2008 to June 2009, having served as its Vice President — Acquisitions from September 2006 to April 2008. Mr. Prosky previously worked for HCP, Inc. (now known as Healthpeak Properties, Inc.), or HCP, a publicly traded healthcare REIT, where he served as the Assistant Vice President — Acquisitions & Dispositions from February 2005 to March 2006 and as Assistant Vice President — Asset Management from November 1999 to February 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Additionally, since December 2015, Mr. Prosky has also served as a member of the board of directors of Trilogy. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.

Brian S. Peay, age 54, has served as our Chief Financial Officer since June 2016. He has also served as Executive Vice President and Chief Financial Officer of American Healthcare Investors and as Chief Financial Officer of GA Healthcare REIT III since June 2016. Mr. Peay served as Chief Financial Officer of Veritas Investments, Inc., located in San Francisco, California, one of the largest owners and operators of rent-controlled apartments in the San Francisco Bay Area, from September 2015 to May 2016, where he was responsible for the financial planning, corporate budgeting, tax structuring and management of the accounting function of the company. Mr. Peay previously served as Vice President Finance & Sales Ops of MobileIron, Inc., located in Mountain View, California, a leader in security and management for mobile devices, applications and documents, from October 2013 to September 2015. Mr. Peay served as Chief Financial Officer of Glenborough, LLC from November 2006 to March 2012, and prior to its purchase by Morgan Stanley Real Estate Fund V, Mr. Peay also previously served in executive capacities including Chief Financial Officer, SVP — Joint Ventures (Business Development), Chief Accounting Officer and VP Finance with Glenborough Realty Trust, Inc., a real estate investment and management company focused on the acquisition, management and leasing of high quality commercial properties in major markets across the country, from November 1997 to November 2006, where he was responsible for the finance, accounting and reporting, risk management, information technology and human resource functions of the company. Prior to Glenborough Realty Trust, Inc., Mr. Peay served as Chief Financial Officer & Director of Research at Cliffwood Partners, L.P. from August 1995 to November 1997. Mr. Peay also served as Manager at Kenneth Leventhal & Co., a certified public accounting firm specializing in real estate that subsequently merged with Ernst & Young LLP, from August 1988 to August 1995. Mr. Peay received a B.S. degree in Business Economics from the University of California, Santa Barbara. Mr. Peay became a Certified Public Accountant in the State of California in 1992; his current status is not practicing.
Mathieu B. Streiff, age 44, has served as our Executive Vice President and General Counsel since January 2015. He is also one of the founders and owners of AHI Group Holdings. Mr. Streiff has also served as Managing Director since December 2014, and General Counsel from December 2014 to December 2019, of American Healthcare Investors. He has also served as Executive Vice President, General Counsel of GA Healthcare REIT III since July 2013, having served as its Executive Vice President from January 2013 to July 2013. Mr. Streiff served as Executive Vice President, General Counsel of GA Healthcare REIT II from September 2013 to December 2014, having served as its Executive Vice President from January 2012 to September 2013. He also has served as Executive Vice President of Griffin-American Healthcare REIT Advisor from November 2011 to December 2014. Mr. Streiff served as General Counsel, Executive Vice President and Secretary of Grubb & Ellis from October 2010 to June 2011. Mr. Streiff joined Grubb & Ellis Realty Investors in March 2006 as the firm’s real estate counsel responsible for structuring and negotiating property acquisitions, financings, joint ventures and disposition transactions. He was promoted to Chief Real Estate Counsel and Senior Vice President, Investment Operations in March 2009 and served in that position until October 2010. In this role, his responsibility was expanded to include the structuring and strategic management of the company’s securitized real estate investment platforms. From September 2002 until March 2006, Mr. Streiff was an associate in the real estate department of Latham & Watkins LLP in New York, New York. Additionally, since December 2015, Mr. Streiff has also served as a member of the board of directors of Trilogy. Mr. Streiff received a B.S. degree in Environmental Economics and Policy from the University of California, Berkeley and a J.D. degree from Columbia University Law School. He is a member of the New York State Bar Association.
Stefan K.L. Oh, age 49, has served as our Executive Vice President of Acquisitions since October 2015, having previously served as our Senior Vice President of Acquisitions since January 2015. Mr. Oh has also served as Executive Vice President, Acquisitions of GA Healthcare REIT III since October 2015, having previously served as its Senior Vice President, Acquisitions since January 2013. Mr. Oh has also served as Executive Vice President, Acquisitions of American Healthcare Investors since October 2015, having previously served as its Senior Vice President, Acquisitions since December 2014. Mr. Oh also served as Senior Vice President — Acquisitions of GA Healthcare REIT II from January 2009 to December 2014 and as Senior Vice President, Acquisitions of AHI Group Holdings from January 2012 to December 2014. Mr. Oh served as the Senior Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors from January 2010 to January 2012, having served in the same capacity for Grubb & Ellis Realty Investors since June 2007, where he had been responsible for the acquisition and management of healthcare real estate. Prior to joining Grubb & Ellis, from August 1999 to June 2007, Mr. Oh worked for HCP, where he served as Director of Asset Management and later as Director of Acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP’s EYKL Real Estate Group in Los Angeles, California. Mr. Oh received a B.S. degree in Accounting from Pepperdine University and is a Certified Public Accountant in the State of California (inactive).

Cora Lo, age 45, has served as our Assistant General Counsel since December 2015 and has also served as our Secretary since January 2015. Ms. Lo has also served as Senior Vice President, Assistant General Counsel — Corporate of American Healthcare Investors since December 2015, having previously served as its Senior Vice President, Securities Counsel since December 2014. Ms. Lo has also served as Assistant General Counsel of GA Healthcare REIT III since December 2015 and has also served as its Secretary since January 2013. Ms. Lo served as Secretary of GA Healthcare REIT II from November 2010 to December 2014, having previously served as its Assistant Secretary from March 2009 to November 2010. Ms. Lo also served as Senior Vice President, Securities Counsel of AHI Group Holdings from January 2012 to December 2014. Ms. Lo served as Senior Corporate Counsel for Grubb & Ellis from December 2007 to January 2012, having served as Senior Corporate Counsel and Securities Counsel for Grubb & Ellis Realty Investors since January 2007 and December 2005, respectively. She also served as the Assistant Secretary of Grubb & Ellis Apartment REIT, Inc. (later known as Landmark Apartment Trust, Inc.) from June 2008 to November 2010. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company. Prior to 2002, Ms. Lo practiced as a private attorney specializing in corporate and securities law. Ms. Lo also interned at the United States Securities and Exchange Commission, or SEC, Division of Enforcement in 1998. Ms. Lo received a B.A. degree in Political Science from University of California, Los Angeles and received a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.

OTHER KEY OFFICERS
Information regarding our other key non-executive officers is set forth below. Our other key officers have stated that there is no arrangement or understanding of any kind between them and any other person relating to their appointment as key officers.
Christopher M. Belford, age 58, has served as our Vice President of Asset Management since June 2017. He has also served as Executive Vice President of Asset Management of American Healthcare Investors since January 2016. Mr. Belford has also served as Vice President — Asset Management of GA Healthcare REIT III since March 2016. Mr. Belford served as President — West Division of Brookdale Senior Living Solutions, one of the largest owners and operators of senior living communities throughout the United States, from August 2014 to December 2015, where he was directly responsible for managing 269 senior living and retirement communities. Prior to its merger with Brookdale Senior Living, Mr. Belford previously served as Senior Vice President — Operations for Emeritus Assisted Living, a provider of independent living, assisted living, Alzheimer’s or memory care and skilled nursing for seniors, from January 2011 to July 2014, having served as its Vice President — Operations from January 2001 to December 2010. He also previously served in executive capacities with BPM Assisted Living/Regent Assisted Living and ERA Care Inc., where he began his healthcare career in 1991. Additionally, since November 2016, Mr. Belford has also served as a member of the board of directors of Trilogy. Mr. Belford received a B.A. degree in Business Administration from Washington State University, completed post graduate studies in Business Administration at Seattle University and received an M.B.A. degree from Phoenix University. Mr. Belford is a member of Argentum.
Wendie Newman, age 57, has served as our Vice President of Asset Management since June 2017. She has also served as Executive Vice President of Asset Management of American Healthcare Investors since December 2016. Ms. Newman has also served as Vice President of Asset Management of GA Healthcare REIT III since June 2017. Ms. Newman previously served as Senior Vice President of Lillibridge Healthcare Services, located in Chicago, Illinois, a wholly owned subsidiary of Ventas, Inc., or Ventas, one of the leading publicly traded REITs, from June 2011 to November 2016, where she was responsible for the financial performance of the medical office building assets within the western region portfolio. Prior to it being acquired by Ventas, Ms. Newman served as Senior Asset Manager of Nationwide Health Properties, a publicly traded REIT that invested in healthcare-related assets, from June 2008 to May 2011. Ms. Newman also served as Vice-President, Asset Manager of PM Realty Group, one of the leading providers of property management services, from March 2005 to April 2008, where she was responsible for the asset management of a portfolio consisting of office, industrial and retail properties. Prior to PM Realty Group, Ms. Newman served as Regional Manager of Sares-Regis Group, from January 2004 to February 2005. Ms. Newman also previously served in property manager roles with CB Richard Ellis, Inc., Greystone Group LLC, and Fairfield Properties, Inc. during her career. Ms. Newman received a B.S. degree in Business Administration from the University of Southern California and an M.B.A. degree in Finance from California State University, Long Beach. Ms. Newman is a Certified Property Manager and member of the Institute of Real Estate Management.
Gabriel M. Willhite, age 39, has served as our Assistant General Counsel — Transactions since January 2020. He has also served as Executive Vice President, General Counsel of American Healthcare Investors since January 2020 and prior to that served as Senior Vice President, Assistant General Counsel — Transactions of American Healthcare Investors since April

2016. Mr. Willhite has also served as Assistant General Counsel — Transactions of GA Healthcare REIT III since January 2020. From November 2012 until April 2016, Mr. Willhite served as Legal Counsel for Sabal Financial Group, L.P., a real estate and finance company based in Newport Beach, California which was a subsidiary of Oaktree Capital Management, where he was responsible for overseeing portfolio acquisitions, financings, joint ventures, dispositions and strategic workout transactions. Prior to joining Sabal Financial Group, Mr. Willhite was an associate in the transactional practice group of Greenberg Traurig, LLP in Irvine, California. Mr. Willhite received a B.A. degree in Political Science and Communication from the University of Southern California and a J.D. degree from University of Minnesota Law School. He is a member of the California State Bar Association.

CORPORATE GOVERNANCE
Director Attendance at Meetings of the Board of Directors
Our Board of Directors held 11 meetings during the fiscal year ended December 31, 2019. Each of our incumbent directors attended at least 75.0% of the aggregate number of meetings of our Board of Directors held during the period for which he or she served as a director and of the aggregate number of meetings held by all committees of our Board of Directors on which he or she served during the periods in which he or she served.
Director Attendance at Annual Meetings of the Stockholders
Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings to foster communication between stockholders and our Board of Directors. Each of the members of our Board of Directors attended the 2019 Annual Meeting of Stockholders.
Stockholder Communication with the Board of Directors
Any stockholder who desires to contact members of our Board of Directors, or a specified committee of our Board of Directors, may do so by writing to: Griffin-American Healthcare REIT IV, Inc., Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence
We have a five-member Board of Directors. Our charter provides that a majority of the directors must be “independent directors.” One of our directors, Jeffrey T. Hanson, is affiliated with us and we do not consider him to be an independent director. In addition, we do not consider Richard S. Welch to be an independent director. Our three remaining directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our co-sponsors or our advisor by virtue of: (i) ownership of an interest in our co-sponsors, our advisor or any of their affiliates; (ii) employment by our co-sponsors, our advisor or any of their affiliates; (iii) service as an officer or director of our co-sponsors, our advisor or any of their affiliates; (iv) performance of services, other than as a director for us; (v) service as a director or trustee of more than three REITs organized by our co-sponsors or advised by our advisor; or (vi) maintenance of a material business or professional relationship with our co-sponsors, our advisor or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by a director from our co-sponsors, our advisor and their affiliates (excluding fees for serving as our director or director of another REIT or real estate program that is organized, advised or managed by our advisor or its affiliates) exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with our co-sponsors or our advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with our co-sponsors, our advisor, any of their affiliates or with us.
While our stock is not listed on the New York Stock Exchange, each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange and our Audit Committee members would qualify as independent under the New York Stock Exchange’s rules applicable to Audit Committee members.

Board Leadership Structure
Jeffrey T. Hanson serves as both our Chairman of the Board of Directors and Chief Executive Officer. Our independent directors have determined that the most effective leadership structure for our company at the present time is for our Chief Executive Officer to also serve as our Chairman of the Board of Directors. Our independent directors believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our Board of Directors, our Chief Executive Officer is the director best qualified to act as Chairman of the Board of Directors. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate. In addition, although we do not have a lead independent director, our Board of Directors believes that the current structure is appropriate, as we have no employees and are externally managed by our advisor, whereby all operations are conducted by our advisor or its affiliates.
Our Board of Directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many companies seek to achieve by separating the roles of Chairman of the Board of Directors and Chief Executive Officer. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Business Conduct and Ethics, as amended, or our Code of Ethics. Some of the relevant processes and other corporate governance practices include:

•
A majority of our directors are independent directors. Each director is an equal participant in decisions made by our full Board of Directors. In addition, all matters that relate to our co-sponsors, our advisor or any of their affiliates must be approved by a majority of our independent directors. The Audit Committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

Committees of our Board of Directors
Our Board of Directors has established an audit committee and may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors.
Audit Committee. We have established an audit committee which consists of all of our independent directors, Mr. Flornes, Ms. Hurley and Mr. Smith, with Ms. Hurley serving as the chairwoman of the audit committee and audit committee financial expert. The Audit Committee has adopted a charter, which is available to our stockholders at http://www.healthcarereitiv.com. The Audit Committee held six meetings during the fiscal year ended December 31, 2019. Our audit committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee: (1) has direct responsibility for appointing and overseeing an independent registered public accounting firm registered with the Public Company Accounting Oversight Board, or PCAOB, to serve as our independent auditors; (2) reviews the plans and results of the audit engagement with our independent registered public accounting firm; (3) approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, our independent registered public accounting firm; and (4) consults with our independent registered public accounting firm regarding the adequacy of our internal controls. Pursuant to our audit committee charter, the audit committee will be comprised solely of independent directors.
Acquisition Committee. We currently do not have, but we may have in the future, an acquisition committee comprised of members of our Board of Directors to approve acquisitions that do not require approval by the full Board of Directors. However, properties and real estate-related investments may be acquired from our co-sponsors, our advisor, our directors and their respective affiliates only if a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to such person, unless substantial justification exists for a price in excess of the cost to such person and the excess is reasonable.
Compensation Committee. We currently do not have any employees and we do not pay any compensation directly to our executive officers. Therefore, we currently do not have a compensation committee, although we may establish a compensation committee in the future comprised of a minimum of three directors, including at least two independent directors, to establish compensation strategies and programs for our directors and executive officers. However, at a later date, the compensation committee may exercise all powers of our Board of Directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the Board of Directors if the members of the compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Nominating and Corporate Governance Committee. We do not have a separate nominating and corporate governance committee. We believe that our Board of Directors is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, the full Board of Directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the Board of Directors, conducting candidate searches and interviews, overseeing and evaluating the Board of Directors and our management, evaluating from time to time the appropriate size and composition of the Board of Directors and recommending, as appropriate, increases, decreases and changes to the composition of the Board of Directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.
Director Nomination Procedures and Diversity
As outlined above, in selecting a qualified nominee, our Board of Directors considers such factors as it deems appropriate, which may include: the current composition of our Board of Directors; the range of talents of a nominee that would best complement those already represented on our Board of Directors; the extent to which a nominee would diversify our Board of Directors; a nominee’s standards of integrity, commitment and independence of thought and judgment; a nominee’s ability to represent the long-term interests of our stockholders as a whole; a nominee’s relevant expertise and experience upon which to be able to offer advice and guidance to management; a nominee who is accomplished in his or her respective field, with superior credentials and recognition; and the need for specialized expertise. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. Applying these criteria, our Board of Directors considers candidates for membership on our Board of Directors suggested by its members, as well as by our stockholders. Members of our Board of Directors annually review our Board of Directors’ composition by evaluating whether our Board of Directors has the right mix of skills, experience and backgrounds. Our Board of Directors may also consider an assessment of its diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity.
Our Board of Directors identifies nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board of Directors with skills and experience relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to nominate a member for re-election, our Board of Directors will review the desired skills and experience of a new nominee in light of the criteria set forth above.
Our Board of Directors also considers nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for our Board of Directors must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Exchange Act. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Griffin-American Healthcare REIT IV, Inc., Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary.
Our Board of Directors recommends the slate of directors to be nominated for election at the annual meeting of stockholders. We have not employed or paid a fee to, and do not currently employ or pay a fee to, any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Board of Directors Role in Risk Oversight
Our Board of Directors oversees our stockholders’ and other stakeholders’ interest in the long-term success of our business strategy and our overall financial strength.
Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its approval of our real estate and real estate-related investments, acquisitions and dispositions and debt financing, as well as its oversight of our executive officers and advisor. In particular, our Board of Directors may determine at any time to terminate our advisor pursuant to the terms of an advisory agreement with our advisor, or the Advisory Agreement, and must evaluate the performance of our advisor, and re-authorize the Advisory Agreement, on an annual basis. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.
In addition, the Audit Committee meets regularly with our Chief Executive Officer, Chief Financial Officer, independent registered public accounting firm and legal counsel to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk and compliance risk. The Audit Committee meets regularly in separate executive sessions with the independent registered public accounting firm, as well as with committee members only, to facilitate a full and candid discussion of risk and other governance issues.
Code of Business Conduct and Ethics
We have adopted our Code of Ethics, which contains general guidelines for conducting our business and is designed to help our directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. Our Code of Ethics applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and persons performing similar functions and all members of our Board of Directors. Our Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of our Code of Ethics, which will be provided without charge, by writing to: Griffin-American Healthcare REIT IV, Inc., 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Our Code of Ethics is also available on our website, http://www.healthcarereitiv.com. If, in the future, we amend, modify or waive a provision in our Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Compensation
We have no employees. Our executive officers are all employees of affiliates of our advisor and are compensated by these entities for their services to us. Our day-to-day management is performed by our advisor and its affiliates. We pay these entities fees and reimburse expenses pursuant to the Advisory Agreement. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our Board of Directors has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis or a resolution subject to a stockholder advisory vote to approve the compensation of our executive officers in this proxy statement.
Hedging Practices
We have not adopted any practice or policies regarding the ability of directors or employees (including officers), or their designees, to purchase financial instruments, or otherwise engage in transactions, that are designed to hedge or offset any decrease in the market value of our stock held by such insiders.
Compensation Committee Interlocks and Insider Participation
Other than Mr. Hanson, no member of our Board of Directors during the year ended December 31, 2019 has served as an officer, and no member of our Board of Directors served as an employee, of Griffin-American Healthcare REIT IV, Inc. or any of our subsidiaries. Because we do not have a compensation committee, none of our executive officers participated in any deliberations regarding executive compensation. Other than Mr. Hanson, during the year ended December 31, 2019, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.
Option/SAR Grants in Last Fiscal Year
No option grants were made to our officers or directors for the year ended December 31, 2019.
Director Compensation
If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. Our director compensation is designed with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. For the year ended December 31, 2019, our independent directors received the following forms of compensation:

•
Annual Retainer. Our independent directors receive an aggregate annual retainer of $65,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as an independent director. In addition, the chairman or chairwoman of the audit committee receives an additional aggregate annual retainer of $10,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as the chairman or chairwoman of the audit committee.

•
Meeting Fees. Our independent directors receive $1,500 for each Board of Directors meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone, which is paid monthly in arrears. The chairman or chairwoman of each committee, other than the audit committee chairman or chairwoman, also may receive additional compensation. If a Board of Directors meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

•
Equity Compensation. In connection with their initial election to our Board of Directors, each independent director receives 5,000 shares of restricted Class T common stock pursuant to the 2015 Incentive Plan, or our incentive plan, and an additional 2,500 shares of restricted Class T common stock pursuant to our incentive plan in connection with his or her subsequent re-election each year, provided that such person is an independent director as of the date of his or her re-election and continually served as an independent director during such period. Additionally, on July 1, 2019, we granted each of our independent directors an additional 5,000 shares of restricted Class T common stock pursuant to our incentive plan in consideration of their past services rendered. The restricted shares vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•
Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Such reimbursement is paid monthly. Our independent directors do not receive other benefits from us.

The following table sets forth certain information with respect to our director compensation for the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey T. Hanson(3)	—	—	—	—	—	—	—
Richard S. Welch(3)	—	—	—	—	—	—	—
Brian J. Flornes	81,500	71,500	—	—	—	14,000(4)	167,000
Dianne Hurley	91,500	71,500	—	—	—	15,500(4)	178,500
Wilbur H. Smith III	81,500	71,500	—	—	—	15,500(4)	168,500
___________

(1)	Consists of the amounts described below:

Director	Role	Annual Retainer ($)	Meeting Fees ($)	Additional Special Payments ($)
Hanson	Chairman of the Board of Directors	—	—	—
Welch	Director	—	—	—
Flornes	Member, Audit Committee	65,000	16,500	—
Hurley	Chairwoman, Audit Committee	75,000	16,500	—
Smith	Member, Audit Committee	65,000	16,500	—

(2)
The amounts in this column represent the grant date fair value of the awards granted for the year ended December 31, 2019, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, Compensation — Stock Compensation, or ASC Topic 718.

The following table shows the shares of our restricted Class T common stock awarded to each director for the year ended December 31, 2019, and the grant date fair value for each award (computed in accordance with ASC Topic 718):

Director	Grant Date	Number of Shares of Our Restricted Class T Common Stock	Full Grant Date Fair Value of Award ($)
Hanson	—	—	—
Welch	—	—	—
Flornes	06/11/19 and 07/01/19	7,500	71,500
Hurley	06/11/19 and 07/01/19	7,500	71,500
Smith	06/11/19 and 07/01/19	7,500	71,500

The following table shows the aggregate number of nonvested shares of our restricted Class T common stock held by each director as of December 31, 2019:

Director	Number of Nonvested Shares of Our Restricted Class T Common Stock
Hanson	—
Welch	—
Flornes	14,500
Hurley	14,500
Smith	14,500

(3)	Mr. Hanson and Mr. Welch are not independent directors.

(4)	Amounts reflect the dollar value of distributions paid in connection with the stock awards granted to our independent directors.
2015 Incentive Plan
We adopted our incentive plan pursuant to which our Board of Directors, or a committee of our independent directors, may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is 4,000,000 shares. For the years ended December 31, 2019, 2018 and 2017, we granted an aggregate of 22,500 shares of our restricted Class T common stock at a weighted average grant date fair value of $9.54, $9.65 and $10.00 per share, respectively, to our independent directors in connection with their re-election to our Board of Directors or in consideration for their past services rendered. Such shares vested 20.0% immediately on the grant date and 20.0% will vest on each of the first four anniversaries of the grant date. For the years ended December 31, 2019, 2018 and 2017, we recognized stock compensation expense of $207,000, $185,000 and $131,000, respectively, which is included in general and administrative in our consolidated statements of operations in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K.
Amendment and Termination of the 2015 Incentive Plan
Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards pursuant to our incentive plan will become fully vested. Our incentive plan will automatically expire on the tenth anniversary of the date on which it was adopted, unless extended or earlier terminated by our Board of Directors. Our Board of Directors may terminate our incentive plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. Our Board of Directors may amend our incentive plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of our Board of Directors, stockholder approval would be required by any law, regulation or rule applicable to the plan. No termination or amendment of our incentive plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. Our Board of Directors may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by our stockholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

EQUITY COMPENSATION PLAN INFORMATION
We adopted our incentive plan, pursuant to which our Board of Directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is 4,000,000. The following table provides information regarding our incentive plan as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	—	—	3,917,500
Equity compensation plans not approved by security holders	—	—	—
Total	—		3,917,500
________

(1)
Through December 31, 2019, we granted an aggregate of 12,500 shares of our restricted Class T common stock, as defined in our incentive plan, to each of our independent directors in connection with their initial election and re-election to our Board of Directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. In addition, through December 31, 2019, we granted an aggregate of 15,000 shares of our restricted Class T common stock, as defined in our incentive plan, to each of our independent directors in consideration for their past services rendered. These shares of restricted Class T common stock vest under the same period described above. Prior to April 5, 2019, the fair value of each share at the date of grant was based on the then most recent price paid to acquire one share of our Class T common stock in our initial offering; effective April 5, 2019, the fair value of each share at the date of grant was estimated at the most recent estimated per share net asset value approved and established by our Board of Directors; and with respect to the initial 20.0% of shares of our restricted Class T common stock that vested on the date of grant, expensed as compensation immediately, and with respect to the remaining shares of our restricted Class T common stock, amortized over the period from the service inception date to the vesting date for each vesting tranche (i.e., on a tranche by tranche basis) using the accelerated attribution method. Shares of our restricted Class T common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of our restricted Class T common stock have full voting rights and rights to distributions. Such shares are not shown in the chart above as they are deemed outstanding shares of our common stock; however, such grants reduce the number of securities remaining available for future issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of March 20, 2020, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of any class of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 80,574,630 shares of our Class T and Class I common stock outstanding as of March 20, 2020. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. The address for each of the beneficial owners named in the following table is 18191 Von Karman Avenue, Suite 300, Irvine, California 92612.

Name of Beneficial Owner(1)	Number of Shares of Class T Common Stock Beneficially Owned		Percentage of All Class T Common Stock	Number of Shares of Class I Common Stock Beneficially Owned	Percentage of All Class I Common Stock
Jeffrey T. Hanson	67,081	(2)	*	63,155	1.11%
Brian S. Peay	—		—%	3,230	*
Richard S. Welch	—		—%	—	—%
Brian J. Flornes	27,500		*	—	—%
Dianne Hurley	31,402		*	—	—%
Wilbur H. Smith III	31,402		*	—	—%
All directors and executive officers as a group (10 persons)	256,110	(2)	*	254,495	4.48%
_________

*	Represents less than 1.0% of our outstanding common stock.

(1)
For purposes of calculating the percentage beneficially owned, the number of shares of our common stock deemed outstanding includes (a) 74,891,729 shares of our Class T common stock or 5,682,901 shares of our Class I common stock outstanding, as applicable, as of March 20, 2020, and (b) shares of our common stock issuable pursuant to options held by the respective person or group that may be exercised within 60 days following March 20, 2020. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares of stock to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares of stock.

(2)
Includes 20,833 shares of our Class T common stock owned by our advisor, which is 75.0% owned and managed by wholly owned subsidiaries of American Healthcare Investors. Messrs. Hanson, Prosky and Streiff are managing directors of American Healthcare Investors and as such, may be deemed to be the beneficial owners of such common stock. Each of Messrs. Hanson, Prosky and Streiff disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Our advisor also owns 208 Class T partnership units of Griffin-American Healthcare REIT IV Holdings, LP, our operating partnership.

None of the above shares have been pledged as security.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Fees and Expenses Paid to Affiliates
All of our executive officers and one of our non-independent directors are also executive officers and employees and/or holders of a direct or indirect interest in our advisor, one of our co-sponsors or other affiliated entities. We are affiliated with our advisor, American Healthcare Investors and AHI Group Holdings; however, we are not affiliated with Griffin Capital Company, LLC, or Griffin Capital, Griffin Capital Securities, LLC, or our dealer manager, Colony Capital or James F. Flaherty III, a former partner of Colony Capital. We entered into the Advisory Agreement, which entitles our advisor and its affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. Our Board of Directors, including a majority of our independent directors, has reviewed the material transactions between our affiliates and us during the year ended December 31, 2019. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. For the years ended December 31, 2019, 2018 and 2017, we incurred $16,296,000, $22,355,000 and $17,650,000, respectively, in fees and expenses to our affiliates as detailed below. The cost of raising funds in our initial offering as a percentage of gross proceeds received in our initial offering was 3.7% as of December 31, 2019.
Offering Stage
Dealer Manager Fee
With respect to shares of our Class T common stock, our dealer manager generally received a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of Class T shares of our common stock pursuant to the primary portion of our initial offering, of which 1.0% of the gross offering proceeds was funded by us and up to an amount equal to 2.0% of the gross offering proceeds was funded by our advisor. With respect to shares of our Class I common stock, prior to March 1, 2017, our dealer manager generally received a dealer manager fee up to 3.0% of the gross offering proceeds from the sale of Class I shares of our common stock pursuant to the primary portion of our initial offering, of which 1.0% of the gross offering proceeds was funded by us and an amount equal to 2.0% of the gross offering proceeds was funded by our advisor. Effective March 1, 2017, our dealer manager generally received a dealer manager fee up to an amount equal to 1.5% of the gross offering proceeds from the sale of Class I shares pursuant to the primary portion of our initial offering, all of which was funded by our advisor. Our dealer manager was permitted to enter into participating dealer agreements with participating dealers that provided for a reduction or waiver of dealer manager fees. To the extent that the dealer manager fee was less than 3.0% of the gross offering proceeds for any Class T shares sold and less than 1.5% of the gross offering proceeds for any Class I shares sold, such reduction was applied first to the portion of the dealer manager fee funded by our advisor. To the extent that any reduction in dealer manager fee exceeded the portion of the dealer manager fee funded by our advisor, such excess reduction was accompanied by a corresponding reduction in the applicable per share purchase price for purchases of such shares. No dealer manager fee was payable on shares of our common stock sold pursuant to our distribution reinvestment plan, or DRIP. Our advisor recouped the portion of the dealer manager fee it funded through the receipt of the Contingent Advisor Payment from us, as described below, through the payment of acquisition fees.
For the years ended December 31, 2019, 2018 and 2017, we incurred $1,687,000, $4,878,000 and $5,851,000, respectively, payable to our advisor as part of the Contingent Advisor Payment in connection with the dealer manager fee that our advisor had incurred. Such fee was charged to stockholders’ equity as incurred with a corresponding offset to accounts payable due to affiliates in our consolidated balance sheets in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K.
Other Organizational and Offering Expenses
Our other organizational and offering expenses incurred in connection with the primary portion of our initial offering (other than selling commissions, the dealer manager fee and the stockholder servicing fee) were funded by our advisor. Our advisor recouped such expenses it funded through the receipt of the Contingent Advisor Payment from us, as described below, through the payment of acquisition fees. No other organizational and offering expenses were paid with respect to shares of our common stock sold pursuant to the DRIP.
For the years ended December 31, 2019, 2018 and 2017, we incurred $114,000, $1,465,000 and $1,583,000, respectively, payable to our advisor as part of the Contingent Advisor Payment in connection with the other organizational and offering expenses that our advisor had incurred. Such expenses were charged to stockholders’ equity as incurred with a corresponding offset to accounts payable due to affiliates in our consolidated balance sheets in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K.
Acquisition and Development Stage
Acquisition Fee
We pay our advisor or its affiliates an acquisition fee of up to 4.50% of the contract purchase price, including any contingent or earn-out payments that may be paid, of each property we acquire or, with respect to any real estate-related investment we originate or acquire, up to 4.25% of the origination or acquisition price, including any contingent or earn-out payments that may be paid. The 4.50% or 4.25% acquisition fees consist of a 2.25% or 2.00% base acquisition fee, or the base acquisition fee, for real estate and real estate-related acquisitions, respectively, and an additional 2.25% contingent advisor payment, or the Contingent Advisor Payment, as applicable. The Contingent Advisor Payment allowed our advisor to recoup the portion of the dealer manager fee and other organizational and offering expenses funded by our advisor. Therefore, the amount of the Contingent Advisor Payment paid upon the closing of an acquisition did not exceed the then outstanding amounts paid by our advisor for dealer manager fees and other organizational and offering expenses at the time of such closing. For these purposes, the amounts paid by our advisor and considered as “outstanding” were reduced by the amount of the Contingent Advisor Payment previously paid. Notwithstanding the foregoing, the initial $7,500,000 of amounts paid by our advisor to fund the dealer manager fee and other organizational and offering expenses, or the Contingent Advisor Payment Holdback, was retained by us until February 2019, the termination of our initial offering and the third anniversary of the commencement date of our initial offering, at which time such amount was paid to our advisor. Our advisor or its affiliates are entitled to receive these acquisition fees for properties and real estate-related investments acquired with funds raised in our initial offering, including acquisitions completed after the termination of the Advisory Agreement (including imputed leverage of 50.0% on funds raised in our initial offering), or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. Our advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in our advisor’s sole discretion.
The base acquisition fee in connection with the acquisition of real estate investments accounted for as business combinations is expensed as incurred and included in acquisition related expenses in our consolidated statements of operations in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K. The base acquisition fee in connection with the acquisition of properties accounted for as asset acquisitions or the acquisition of real estate-related investments is capitalized as part of the associated investment in our consolidated balance sheets in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K. For the years ended December 31, 2019, 2018 and 2017, we paid base acquisition fees of $4,595,000, $10,096,000 and $7,342,000, respectively, to our advisor. As of December 31, 2019 and 2018, we recorded $0 and $7,866,000, respectively, as part of the Contingent Advisor Payment, which was included in accounts payable due to affiliates with a corresponding offset to stockholders’ equity in our consolidated balance sheets in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K. As of December 31, 2019 and 2018, we paid $20,982,000 and $11,316,000, respectively, in Contingent Advisor Payments to our advisor.
Development Fee
In the event our advisor or its affiliates provide development-related services, we pay our advisor or its affiliates a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor or its affiliates elect to receive an acquisition fee based on the cost of such development.
For the years ended December 31, 2019 and 2018, we incurred development fees of $34,000 and $6,000, respectively, to our advisor, which was expensed as incurred and included in acquisition related expenses in our consolidated statements of operations in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K. For the year ended December 31, 2017, we did not incur any development fees to our advisor or its affiliates.
Reimbursement of Acquisition Expenses
We reimburse our advisor or its affiliates for acquisition expenses related to selecting, evaluating and acquiring assets, which are reimbursed regardless of whether an asset is acquired. The reimbursement of acquisition expenses, acquisition fees, total development costs and real estate commissions paid to unaffiliated third parties will not exceed, in the aggregate, 6.0% of the contract purchase price of the property or real estate-related investments, unless fees in excess of such limits are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction. For the years ended December 31, 2019, 2018 and 2017, such fees and expenses paid did not exceed 6.0% of the contract purchase price of our property acquisitions, except with respect to our acquisitions of Auburn MOB, Pottsville MOB, Lafayette Assisted Living Portfolio, Athens MOB Portfolio, Northern California Senior Housing Portfolio, Pinnacle Warrenton ALF, Glendale MOB, Missouri SNF Portfolio, Flemington MOB Portfolio and West Des Moines SNF, which excess fees and expenses were approved by our directors as set forth above.
Reimbursements of acquisition expenses in connection with the acquisition of real estate investments accounted for as business combinations are expensed as incurred and included in acquisition related expenses in our consolidated statements of operations in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K. Reimbursements of acquisition expenses in connection with the acquisition of properties accounted for as asset acquisitions or the acquisition of real estate-related investments are capitalized as part of the associated investment in our consolidated balance sheets in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K. For each of the years ended December 31, 2019, 2018 and 2017, we incurred $0, $2,000 and $2,000, respectively, in acquisition expenses to our advisor or its affiliates.

Operational Stage
Asset Management Fee
We pay our advisor or its affiliates a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.80% of average invested assets. For such purposes, average invested assets means the average of the aggregate book value of our assets invested in real estate investments and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation.
For the years ended December 31, 2019, 2018 and 2017, we incurred $8,276,000, $4,975,000 and $2,344,000, respectively, in asset management fees to our advisor, which are included in general and administrative in our consolidated statements of operations in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K.
Property Management Fee
American Healthcare Investors or its designated personnel may provide property management services with respect to our properties or may sub-contract these duties to any third party and provide oversight of such third-party property manager. We pay American Healthcare Investors a monthly management fee equal to a percentage of the gross monthly cash receipts of such property as follows: (i) a property management oversight fee of 1.0% of the gross monthly cash receipts of any stand-alone, single-tenant, net leased property, except for such properties operated utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure (the provisions of the Internal Revenue Code of 1986, as amended, authorizing the RIDEA structure were enacted as part of the Housing and Economic Recovery Act of 2008), for which we pay a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to such property; (ii) a property management oversight fee of 1.5% of the gross monthly cash receipts of any property that is not a stand-alone, single-tenant, net leased property and for which American Healthcare Investors or its designated personnel provide oversight of a third party that performs the duties of a property manager with respect to such property; or (iii) a fair and reasonable property management fee that is approved by a majority of our directors, including a majority of our independent directors, that is not less favorable to us than terms available from unaffiliated third parties for any property that is not a stand-alone, single-tenant, net leased property and for which American Healthcare Investors or its designated personnel directly serve as the property manager without sub-contracting such duties to a third party.
Property management fees are included in property operating expenses and rental expenses in our consolidated statements of operations in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K. For the years ended December 31, 2019, 2018 and 2017, we incurred property management fees of $1,220,000, $746,000 and $381,000, respectively, to American Healthcare Investors.
Lease Fees
We pay our advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 6.0% of the gross revenues generated during the initial term of the lease.
Lease fees are capitalized as lease commissions, which are included in other assets, net in our consolidated balance sheets in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K, and amortized over the term of the lease. For the years ended December 31, 2019, 2018 and 2017, we incurred lease fees of $83,000, $94,000 and $64,000, respectively.
Construction Management Fee
In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, we pay our advisor or its affiliates a construction management fee of up to 5.0% of the cost of such improvements. Construction management fees are capitalized as part of the associated asset and included in real estate investments, net in our consolidated balance sheets in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K or are expensed and included in our consolidated statements of operations in the consolidated financial statements in our 2019 Annual Report on Form 10-K, as applicable. For the years ended December 31, 2019, 2018 and 2017, we incurred construction management fees of $155,000, $28,000 and $1,000, respectively.

Operating Expenses
We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations. However, we cannot reimburse our advisor or its affiliates at the end of any fiscal quarter for total operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of: (i) 2.0% of our average invested assets, as defined in the Advisory Agreement; or (ii) 25.0% of our net income, as defined in the Advisory Agreement, unless our independent directors determined that such excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient.
The following table reflects our operating expenses as a percentage of average invested assets and as a percentage of net income for the 12 month periods then ended:

	12 months ended December 31,
	2019	2018	2017
Operating expenses as a percentage of average invested assets	1.2%	1.2%	1.3%
Operating expenses as a percentage of net income	37.2%	28.3%	27.9%
For the years ended December 31, 2019, 2018 and 2017, our operating expenses did not exceed the aforementioned limitations as 2.0% of our average invested assets was greater than 25.0% of our net income. For the years ended December 31, 2019, 2018 and 2017, our advisor incurred operating expenses on our behalf of $132,000, $65,000 and $82,000, respectively. Operating expenses are generally included in general and administrative in our consolidated statements of operations in the consolidated financial statements contained in our 2019 Annual Report on Form 10-K.
Compensation for Additional Services
We pay our advisor and its affiliates for services performed for us other than those required to be rendered by our advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services has to be approved by a majority of our Board of Directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated parties for similar services. For the years ended December 31, 2019, 2018 and 2017, our advisor and its affiliates were not compensated for any additional services.
Liquidity Stage
Disposition Fees
For services relating to the sale of one or more properties, we pay our advisor or its affiliates a disposition fee up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our Board of Directors, including a majority of our independent directors, upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. For the years ended December 31, 2019, 2018 and 2017, we did not incur any disposition fees to our advisor or its affiliates.
Subordinated Participation Interest
Subordinated Distribution of Net Sales Proceeds
In the event of liquidation, we will pay our advisor a subordinated distribution of net sales proceeds. The distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties, after distributions to our stockholders, in the aggregate, of: (i) a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan); plus (ii) an annual 6.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sales proceeds. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the years ended December 31, 2019, 2018 and 2017, we did not pay any such distributions to our advisor.
Subordinated Distribution Upon Listing
Upon the listing of shares of our common stock on a national securities exchange, in redemption of our advisor’s limited partnership units, we will pay our advisor a distribution equal to 15.0% of the amount by which: (i) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash equal to an annual 6.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the date of listing. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing, among other factors. For the years ended December 31, 2019, 2018 and 2017, we did not pay any such distributions to our advisor.
Subordinated Distribution Upon Termination
Pursuant to the agreement of limited partnership, as amended, of our operating partnership, upon termination or non-renewal of the Advisory Agreement, our advisor will also be entitled to a subordinated distribution in redemption of its limited partnership units from our operating partnership equal to 15.0% of the amount, if any, by which: (i) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash equal to an annual 6.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock, shares of a company that are traded on a national securities exchange.
As of December 31, 2019 and 2018, we did not have any liability related to the subordinated distribution upon termination.
Participation Agreement
Some of our executive officers also serve as executive officers and employees of American Healthcare Investors, one of our co-sponsors, and have entered into agreements with American Healthcare Investors pursuant to which they may receive a percentage of the subordinated participation interest paid by us to our advisor.
Stock Purchase Plans
On February 29, 2016, our Chief Executive Officer and Chairman of the Board of Directors, Jeffrey T. Hanson, our President and Chief Operating Officer, Danny Prosky, and our Executive Vice President and General Counsel, Mathieu B. Streiff, each executed stock purchase plans, or the 2016 Stock Purchase Plans, whereby they each irrevocably agreed to invest 100% of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into our company by purchasing shares of our Class T common stock. In addition, on February 29, 2016, three Executive Vice Presidents of American Healthcare Investors, including our Executive Vice President of Acquisitions, Stefan K.L. Oh, each executed similar 2016 Stock Purchase Plans whereby they each irrevocably agreed to invest a portion of their net after-tax base salary or a portion of their net after-tax base salary and cash bonus compensation, ranging from 10.0% to 15.0%, as employees of American Healthcare Investors directly into our company by purchasing shares of our Class T common stock. The 2016 Stock Purchase Plans terminated on December 31, 2016.
Purchases of shares of our Class T common stock pursuant to the 2016 Stock Purchase Plans commenced after the initial release from escrow of the minimum offering amount, beginning with the officers’ regularly scheduled payroll payment on April 13, 2016. The shares of Class T common stock were purchased at a price of $9.60 per share, reflecting the purchase price of the shares in our initial offering, exclusive of selling commissions and the dealer manager fee.
On December 30, 2016, Messrs. Hanson, Prosky and Streiff each executed stock purchase plans for the purchase of shares of our Class I common stock, or the 2017 Stock Purchase Plans, on terms similar to their 2016 Stock Purchase Plans. In addition, on December 30, 2016, Mr. Oh, as well as Wendie Newman and Christopher M. Belford, both of whom were appointed as our Vice Presidents of Asset Management as of June 2017, each executed similar 2017 Stock Purchase Plans whereby they each irrevocably agreed to invest a portion of their net after-tax base salary or a portion of their net after-tax base salary and cash bonus compensation, ranging from 5.0% to 15.0%, earned as employees of American Healthcare Investors directly into our company by purchasing shares of our Class I common stock. The 2017 Stock Purchase Plans terminated on December 31, 2017.

Purchases of shares of our Class I common stock pursuant to the 2017 Stock Purchase Plans commenced beginning with the officers’ regularly scheduled payroll payment on January 23, 2017. The shares of Class I common stock were purchased pursuant to the 2017 Stock Purchase Plans at a price of $9.21 per share, reflecting the purchase price of shares of Class I common stock offered to the public reduced by the dealer manager fees funded by us. No selling commissions, dealer manager fees (including the portion of such dealer manager fees funded by our advisor) or stockholder servicing fees were paid with respect to such sales of our Class I common stock pursuant to the 2017 Stock Purchase Plans.
On December 31, 2017, Messrs. Hanson, Prosky, and Streiff each executed stock purchase plans for the purchase of shares of our Class I common stock, or the 2018 Stock Purchase Plans, on terms similar to their 2017 Stock Purchase Plans. In addition, on December 31, 2017, four Executive Vice Presidents of American Healthcare Investors, including Messrs. Oh and Belford, Ms. Newman and Brian S. Peay, our Chief Financial Officer, each executed similar 2018 Stock Purchase Plans whereby they each irrevocably agreed to invest a portion of their net after-tax base salary or a portion of their net after-tax base salary and cash bonus compensation, ranging from 5.0% to 15.0%, earned on or after January 1, 2018 as employees of American Healthcare Investors directly into shares of our Class I common stock. The 2018 Stock Purchase Plans terminated on December 31, 2018.
Purchases of shares of our Class I common stock pursuant to the 2018 Stock Purchase Plans commenced beginning with the first regularly scheduled payroll payment on January 22, 2018. The shares of Class I common stock were purchased pursuant to the 2018 Stock Purchase Plans at a per share purchase price equal to the per share purchase price of our Class I common stock, which was $9.21 per share prior to April 11, 2018 and $9.65 per share effective as of April 11, 2018. No selling commissions, dealer manager fees (including the portion of such dealer manager fees funded by our advisor) or stockholder servicing fees were paid with respect to such sales of our Class I common stock pursuant to the 2018 Stock Purchase Plans.
For the years ended December 31, 2019, 2018 and 2017, our officers invested the following amounts and we issued the following shares of our Class T and Class I common stock pursuant to the applicable stock purchase plan:

		Years Ended December 31,
		2019		2018		2017
Officer’s Name	Title	Amount	Shares	Amount	Shares	Amount	Shares
Jeffrey T. Hanson	Chief Executive Officer and Chairman of the Board of Directors	$10,000	995	$329,000	34,690	$263,000	28,464
Danny Prosky	President and Chief Operating Officer	11,000	1,103	352,000	37,111	272,000	29,480
Mathieu B. Streiff	Executive Vice President and General Counsel	10,000	999	324,000	34,262	263,000	28,462
Brian S. Peay	Chief Financial Officer	1,000	88	30,000	3,143	—	—
Stefan K.L. Oh	Executive Vice President of Acquisitions	1,000	127	34,000	3,534	32,000	3,416
Christopher M. Belford	Vice President of Asset Management	1,000	102	55,000	5,866	65,000	7,014
Wendie Newman	Vice President of Asset Management	1,000	34	9,000	918	8,000	828
Total		$35,000	3,448	$1,133,000	119,524	$903,000	97,664

Accounts Payable Due to Affiliates
The following amounts were outstanding to our affiliates as of December 31, 2019 and 2018:

	December 31,
Fee	2019	2018
Asset management fees	$768,000	$595,000
Property management fees	145,000	97,000
Construction management fees	65,000	18,000
Lease commissions	21,000	—
Operating expenses	12,000	6,000
Development fees	4,000	6,000
Acquisition fees	1,000	—
Contingent Advisor Payment	—	7,866,000
Total	$1,016,000	$8,588,000
Certain Conflict Resolution Restrictions and Procedures
In order to reduce or eliminate certain potential conflicts of interest, our charter and the Advisory Agreement contain restrictions and conflict resolution procedures relating to: (1) transactions we enter into with our advisor, our co-sponsors, our directors or their respective affiliates; (2) certain other future offerings; and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Griffin Capital and American Healthcare Investors and their affiliates. These restrictions and procedures include, among others, the following:

•
Except as otherwise described in our prospectus for our initial offering, we will not accept goods or services from our co-sponsors, our advisor and directors or their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•
We will not purchase or lease any asset (including any property) in which one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to such co-sponsor, our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•
We will not make any loans to one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates except mortgage loans in which an appraisal is obtained from an independent appraiser and loans, if any, to a wholly owned subsidiary. In addition, any loans made to us by one of our co-sponsors, our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless our independent directors determine that such excess expenses are justified based on unusual and nonrecurring factors which they deem sufficient.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
Our Audit Committee has appointed Deloitte & Touche to continue as our independent registered public accounting firm for the year ending December 31, 2020; provided, however, that our Audit Committee seeks the ratification of the appointment by our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will reconsider whether to retain Deloitte & Touche but may decide to retain Deloitte & Touche as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of us and our stockholders.
Representatives of Deloitte & Touche are expected to be present at the 2020 Annual Meeting of Stockholders. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Vote Required
The proposal to ratify the appointment of Deloitte & Touche requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR” will be considered a vote in favor of the proposal to ratify the appointment of Deloitte & Touche. A properly executed proxy card, or instruction by telephone or the Internet, indicating “AGAINST” will be considered a vote against the proposal to ratify the appointment of Deloitte & Touche. For purposes of the proposal to ratify the appointment of Deloitte & Touche, abstentions and broker non-votes will have no impact.
Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2020, and proxies solicited by our Board of Directors will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM; AUDIT AND NON-AUDIT FEES
Deloitte & Touche has served as our independent registered public accounting firm and audited our consolidated financial statements since January 27, 2015.
The following table lists the fees for services provided by our independent registered public accounting firm for 2019 and 2018:

Services	2019	2018
Audit fees(1)	$851,000	$848,000
Audit-related fees(2)	2,000	65,000
Tax fees(3)	235,000	136,000
All other fees	—	—
Total	$1,088,000	$1,049,000
________

(1)
Audit fees consist of fees related to the 2019 and 2018 audit of our annual consolidated financial statements and reviews of our quarterly consolidated financial statements. Audit fees also relate to statutory and regulatory audits, consents and other services related to filings with the SEC in the year the services were rendered.

(2)	Audit-related fees relate to financial accounting and reporting consultations, assurance and related services in the year the services were rendered.

(3)	Tax services consist of tax compliance and tax planning and advice in the year the services were rendered.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC. All services rendered by Deloitte & Touche for the years ended December 31, 2019 and 2018 were pre-approved in accordance with the policies and procedures described above.
Auditor Independence
The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS
Pursuant to the Audit Committee charter adopted by our Board of Directors, the Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial reporting process. The Audit Committee is composed of our three independent directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the 2019 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.
The Audit Committee reviewed with Deloitte & Touche, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by the applicable requirements of the PCAOB.
The Audit Committee discussed with Deloitte & Touche the overall scope and plans for the audit. The Audit Committee meets periodically with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.
Based on the reports and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our 2019 Annual Report on Form 10-K filed with the SEC on March 19, 2020.

MEMBERS OF THE AUDIT COMMITTEE:
Dianne Hurley (Chairwoman)
Brian J. Flornes
Wilbur H. Smith III
The preceding “Audit Committee Report to Stockholders” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that Griffin-American Healthcare REIT IV specifically incorporates it by reference into such filing.

ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is being distributed along with this proxy statement to stockholders on or about April 14, 2020. Our 2019 Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

PROPOSALS FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for our 2021 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary, no later than December 15, 2020 in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to present a proposal at our 2021 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2021 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than November 15, 2020 and no later than 5:00 p.m., Pacific Time, on December 15, 2020. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.
OTHER MATTERS
Distribution of Materials; Other Business
On or about April 14, 2020, we will send a proxy card together with this proxy statement to all stockholders of record at the close of business on March 20, 2020. The only business to come before the annual meeting which management is aware of is set forth in this proxy statement. If any other business does properly come before the annual meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.
It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903.

GRIFFIN AMERICAN IV HEALTHCARE REIT

18191 VON KARMAN AVENUE, SUITE 300
IRVINE, CA 92612

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information **up until 11:59 p.m. Eastern Time on June 8, 2020**. If you vote by Internet, you do not have to return your paper ballot. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Call toll-free on any touch-tone telephone to transmit your voting instructions **up until 11:59 p.m. Eastern Time on June 8, 2020**. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Completed proxy cards must be received **by June 8, 2020**.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D03200-P38635

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES NAMED IN ITEM 1 AND "FOR" ITEM 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. For the election of Jeffrey T. Hanson, Richard S. Welch, Brian J. Flornes, Dianne Hurley and Wilbur H. Smith III to serve as Directors until the Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc. to be held in the year 2021 and until his or her successor is duly elected and qualifies.

Nominees:

01) Jeffrey T. Hanson
02) Richard S. Welch
03) Brian J. Flornes
04) Dianne Hurley
05) Wilbur H. Smith III

	FOR	AGAINST	ABSTAIN
2. For ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, the signature of one shall bind all unless the Secretary of the company is given written notice of the contrary and furnished with a copy of the instrument or order which so provides.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

D03201-P38635

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE VOTE BY JUNE 8, 2020

The undersigned stockholder of Griffin-American Healthcare REIT IV, Inc., a Maryland corporation, hereby appoints Cora Lo and Mathieu B. Streiff, and each of them, as proxies and attorneys-in-fact for the undersigned with full power of substitution in each of them as determined by the Griffin-American Healthcare REIT IV, Inc. Board of Directors, on behalf and in the name of the undersigned, to attend the 2020 Annual Meeting of Stockholders of Griffin-American Healthcare REIT IV, Inc. to be held on June 9, 2020 at 3:00 P.M. (PT), at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and any and all adjournments and postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting and any adjournments or postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Griffin-American Healthcare REIT IV, Inc. Board of Directors. In accordance with the recommendation of the Board of Directors or in the absence of such a recommendation, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any and all of the proposals referenced herein.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted "FOR ALL" the nominees named in Item 1 and "FOR" Item 2.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side